UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2007

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		00000
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (310) 410-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Based solely on the Company’s (as hereinafter defined) review of Amendment No. 10 to a Schedule 13D ("Amendment No. 10") filed by Whitney V., L.P. ("Whitney V") and certain of its affiliates, on May 4, 2007 (i) Whitney and certain of its affiliates made pro rata distributions of an aggregate of 17,694,238 common shares of Herbalife Ltd. (the "Company"), representing all common shares of the Company held by Whitney and certain of its affiliates, to their general partner Whitney Equity Partners V, LLC ("WEP") and their respective limited partners, and (ii) WEP made a pro rata distribution to its members of all of the common shares of the Company that it received from Whitney V and certain of its affiliates. Additionally, based solely on the Company’s review of Amendment No. 10, Whitney Private Debt Fund, L.P. is pursuing the sale, in a transaction pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise, and/or distribution of its 70,873 common shares of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

May 7, 2007	By:	/s/ Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel